SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (the "Exchange Act")

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                  Commission Only (as permitted
[ ] Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                  AMREIT, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

    (2)    Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4)    Proposed maximum aggregate value of transaction:



    (5)    Total fee paid:


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)    Amount previously paid:

    (2)    Form, Schedule or Registration Statement no.:

    (3)    Filing Party:

    (4)    Date Filed:

                                  AMREIT, INC.

                                  AMREIT, INC.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 30, 2000

To Our Stockholders:

         You are invited to attend the annual meeting of stockholders of AmREIT, Inc., which will be held at 8 Greenway Plaza, Suite 824, Houston, Texas, on Friday, June 30, 1999, at 10:00 a.m., Houston time. The purpose of the meeting is to vote on the following proposals:

         Proposal 1:   To elect five directors to serve for a one year term, and
                       until their successors are elected and qualified.

         Proposal 2:   To ratify the selection of  Deloitte &  Touche LLP as our
                       independent auditors for the fiscal year  ending December
                       31, 2000.

         Proposal 3:   To transact  any  other business  that  may  properly  be
                       brought before the annual meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on May 15, 2000 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our annual report to stockholders for the fiscal year ended December 31, 1999 are enclosed with this notice of annual meeting and proxy statement.

         Your proxy vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          H. Kerr Taylor
                                          Chairman of the Board, Chief Executive
                                          Officer, President and Secretary


May 25, 2000
Houston, Texas

                                 PROXY STATEMENT

                                  AmREIT, Inc.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046


                         ANNUAL MEETING OF STOCKHOLDERS
                              Friday, June 30, 2000




         The Board of Directors of AmREIT, Inc. is soliciting proxies to be used at the 2000 annual meeting of stockholders to be held at 8 Greenway Plaza, Suite 824, Houston, Texas, on Friday, June 30, 2000, at 10:00 a.m., Houston time. This proxy statement, accompanying proxy and annual report to stockholders for the fiscal year ended December 31, 1998 are first being mailed to stockholders on or about May 25, 2000. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

         Only stockholders of record as of the close of business on May 15, 2000, are entitled to notice of and to vote at the annual meeting. As of May 15, 2000, we had 2,384,166.446 shares of common stock outstanding, less 11,372.5275 shares of common stock held as treasury shares. Each common stockholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held.

How You Can Vote

         Stockholders cannot vote at the annual meeting unless the stockholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.

Revocation of Proxies

         You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

        (1) by delivering written notice to our Secretary, Charles C. Braun, at AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas, 77046;

        (2)  by submitting a duly executed proxy bearing a later date; or

        (3)  by attending the annual meeting and voting in person.

         Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by our board of directors. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of mailing this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

Required Vote

         The presence, in person or represented by proxy, of the holders of a majority of our common stock (1,186,373 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, a majority of the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.

         The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy is required to elect directors.

         The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy is required to approve all other matters to be voted upon at our annual meeting.

Cost of Proxy Solicitation

         The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means.

         In accordance with SEC regulations, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of shares of our common stock.

                            GOVERNANCE OF THE COMPANY

         Pursuant to our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of our board of directors. Members of our board are kept informed of our business through discussions with the Chairman of the Board and officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. During fiscal year 1999, our board of directors held six meetings. No director attended less than 80% of the total number of board of directors and committee meetings.

Committees of the Board of Directors


                           Executive     Audit   Compensation  Board   Officer
Name                       Committee   Committee
----                       ---------   ---------   ---------   -----   -------
H. Kerr Taylor*                x                       x         x        x
Robert S. Cartwright, Jr.                  x           x         x
George A. McCanse, Jr.**                   x           x         x
_______
*     Chairman
**    Mr. McCanse has resigned his position as director effective June 30, 2000.

         During fiscal year 1999, our board of directors had two ongoing committees: an audit committee and a compensation committee.

         The audit committee consists of both independent director, Robert S. Cartwright, Jr. and Goerge A. McCanse, Jr. The functions of the audit committee include recommending to our board the appointment of independent auditors, approving the services provided by the independent auditors, reviewing the range of audit and nonaudit fees and considering the adequacy of our internal accounting controls.

         The compensation committee consists of three directors. The functions of the compensation committee include establishing the compensation of executive officers and key employees and administering management incentive compensation plans.

Compensation of Directors

         During fiscal year 1999, each non-employee director received a monthly fee of $1,000 for their services. In addition, we reimbursed all of our directors for travel and other expenses incurred in connection with their duties as directors.

                     SHARE OWNERSHIP OF MAJOR STOCKHOLDERS,
                            DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2000 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock,
(2) each current director, (3) each current named executive officer, and (4) all current directors and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, or by both the individual and the individual's spouse. Except as otherwise noted, the individual had sole voting and investment power as to shares shown or, the voting power is shared with the individual's spouse.

                                     Amount and Nature of
           Name                      Beneficial Ownership       Percent of Class
           ----                      --------------------       ----------------
  H. Kerr Taylor                            262,061                 11.04%
  George A. McCanse, Jr.**                      770                     *
  Robert S. Cartwright, Jr.                   2,166                     *
 (All directors and executive
  officers as a group)                      265,002                 11.17%
_________
*        Less than 1%.
**    Mr. McCanse has resigned his position as director effective June 30, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

         Based solely upon a review of the reports furnished to us with respect to fiscal year 1999, we believe that all SEC filing requirements applicable to our directors and executive officers were satisfied.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         At  the  annual  meeting,  five  directors   will  be  elected  by  the
stockholders, each director to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.

         The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. Our board of directors has proposed the following nominees for election as directors at the annual meeting.

Nominees

         H. Kerr Taylor - Mr. Taylor has been our Chairman of the Board of Directors, Chief Executive Officer and President since August 1993. Mr. Taylor was president, director and sole shareholder of American Asset Advisers Realty Corp. from 1989 to June 1999. Mr. Taylor is a graduate of Trinity University. Mr. Taylor also received a Masters of Business Degree from Southern Methodist

University and a Doctor of Jurisprudence from South Texas College of Law. Mr. Taylor has over twenty years experience and has participated in over 300 real estate transactions. Mr. Taylor has served on a board and governing bodies of a bank, numerous private and public corporations and charitable institutions. Mr. Taylor is a member of the National Board of Realtors, the Texas Association of Realtors and the Texas Bar Association. Age: 49.

         Robert S. Cartwright, Jr. - Mr. Cartwright has been a Director since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Standard University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Professor Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and chair of the ACM Pre-College Education Committee. He is also a member of the Board of Directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Professor Cartwright has served as a charter member of the editorial boards of two professional journals and has chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research. Age: 50.

         G. Steven Dawson - Mr. Dawson has been nominated and approved by the current board of directors to serve as our board member in 2000. Since 1990, Mr. Dawson has served as senior vice president and chief financial officer of Camden Property Trust, a public real estate company which specializes in the acquisition, development, and management of over 159 apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. He currently serves on the board of two private companies and various charitable organizations. Age: 42.

         Bryan L. Goolsby - Mr. Goolsby has been nominated and approved by the current board of directors to serve as our board member in 2000. Mr. Goolsby is a partner at the law firm of Locke Liddell & Sapp LLP practicing in the area of corporate and securities. Mr. Goolsby is a member of the National Association of Real Estate Investment Trusts and the Pension Real Estate Association, and is the executive editor of the REIT REVIEW, a quarterly publication addressing legal and business issues relevant to the real estate investment trust industry. Mr. Goolsby has a bachelor's degree from Texas Tech University and a Doctor of Jurisprudence from the University of Texas, and is also a Certified Public Accountant. Mr. Goolsby is currently an associate board member at the Edwin L. Cox School of Business at Southern Methodist University and is a member of the board of the Junior Achievement of Dallas. Age: 49.

         Phillip Taggart - Mr. Taggart has been nominated and approved by the current board of directors to serve as our board member in 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the chairman and chief executive officer of The Philip Taggart Company. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

           The Board of Directors unanimously recommends that you vote FOR the election of directors as set forth in Proposal One. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise in your proxy.

                                 PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

         Based upon the recommendation of the audit committee, the stockholders are urged to ratify the appointment by our board of directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000. Deloitte & Touche has served as our independent auditor since our inception in August, 1993 and is familiar with our affairs and financial procedures. Representatives of Deloitte & Touche are not expected to be present at the annual meeting.

         The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise in your proxy.


                               MANAGEMENT


               Name               Age             Principal Occupation

        H. Kerr Taylor*            49             Chairman of the Board,
                                                  Chief Executive Officer,
                                                  and President

        Charles C. Braun*          28             Treasurer, Secretary and
                                                  Vice President of Finance

        Tom Pagel                  53             Director of Real Estate
                                                  and Acquisitions

        Jim O'Neill                37             Controller

        Presley Bottoms            65             Construction Manager

* Executive Officers

Business Experience

         For a description of the business experience of Mr. Taylor, see "Election of Directors" above.

         Charles C. Braun - Mr. Braun serves as our Treasurer and Secretary. Mr. Braun oversees the financial accounting and reporting and is responsible for AmREIT's capital formation, debt placement and joint venture initiatives. He has over six years of accounting and real estate experience, including five years with Ernst & Young, LLP. At Ernst & Young, LLP, Mr. Braun served as a manager in the real estate advisory services group and has provided extensive consulting and audit services to a number of Real Estate Investment Trusts and private real estate companies. These services included financial statement audits, portfolio acquisition and disposition, real estate portfolio management, merger integration and process improvement, financial analysis and due diligence. Mr. Braun received a B.B.A degree in accounting and finance from Hardin Simmons University and subsequently earned the CPA designation.

         Thomas M. Pagel - Mr. Pagel serves as director of real estate and oversees the company's real estate acquisition, sales and development activities as well as the asset management of the company's real estate portfolio. Mr. Pagel brings to AmREIT 25 years of real estate experience with some of the industry's top companies. His accomplishments include expanding Trammell-Crow Houston's fee management business from three projects to over thirty projects, and directing the leasing, management, value enhancement, and sale of properties worth over $275,000,000 for Camden, Goldman Sachs and American General. Mr. Pagel received his B.A. degree from the University of Texas at Austin, is a licensed Texas Real Estate Broker and a Certified Property manager (CPM). He is a member of the National Association of Realtors, Institute of Property Management and the International Council of Shopping Centers.

         Jim O'Neill - Mr. O'Neill serves as corporate controller and oversees the daily accounting activities of AmREIT and its affiliated partnerships, debt placement and project financial reporting. Additionally, he is directly involved in the SEC and financial reporting and supervises the accounting department. Mr. O'Neill has 15 years of experience in financial accounting and reporting. Prior to joining AmREIT, Mr. O'Neill served as controller at Continental Emsco in Houston, Texas, Wedge Energy Group in Houston, Texas and Markborough Development Company in Denver Colorado. Mr. O'Neill is a graduate of Texas A&M University, where he received his B.B.A in accounting and subsequently earned the CPA designation.

         Presley Bottoms - Mr. Bottoms serves as construction manager and oversees all development and construction projects. In his 30 years of management in the commercial construction business, Mr. Bottoms has been involved in all aspects of the business, from concept and design development to close out. Prior to jointing AmREIT, Mr. Bottoms completed over twenty-five retail construction projects representing over 1 million square feet as construction manager for SCC Development Corporation. In addition, Mr. Bottoms has been instrumental in the research of design and construction concepts to improve labor and cost savings, material assessments for long lead time items and has coordinated and monitored design activities for fast track schedules.

Compensation of Executive Officers

         Mr. Taylor, our Chairman of the Board, Chief Executive Officer and President, received a salary of $30,000 during fiscal year ended December 31, 1999. None of our other executive officers received salary or bonus in excess of $100,000 during the fiscal year ended December 31, 1999. In fiscal years ended December 31, 1998 and 1997, none of our executive officers received any salary or bonus.

Employment Agreement

         We entered into a three year employment agreement with Mr. Taylor in June 1998, which provides for an annual base salary of $25,000 and $30,000, respectively, for the first two years. His compensation for the third year, as well as any cash or non-cash bonuses which may be paid to him during the term of the agreement will be determined in the discretion of our Board of Directors. He will also be entitled to such group life, hospitalization and disability insurance as we may provide to our other senior executives. The agreement provides for severance payments in the event of his death or disability, if we terminate him without cause or if he terminates the agreement for good reason. In any such event, he will be entitled to receive a cash payment equal to his annual base salary at the time of termination, health benefits for a period of twelve months following such termination and immediate vesting of any of our stock options then held by him. In addition, his termination would obligate us to repurchase his stock. For the purposes of the agreement, "cause" for termination by us includes his conviction or nolo contendere to any felony or misdemeanor involving moral turpitude or the indictment therefore which is not discharged or otherwise resolved within eighteen months, his commission of an act of fraud, theft or dishonesty, his willful or continuing failure to perform his duties, any material violation of his employment covenants or his willful and continuing uncured breach of his employment terms. "Good reason" for his termination of the agreement includes the material reduction of his duties or responsibilities or assignment to him of duties materially inconsistent with his position or positions with us, a reduction in his base salary, the occurrence of an event of acceleration (as described in the employment agreement) in payment of the share balance as discussed above, or our uncured material and willful breach of his employment terms. He will not be entitled to receive any additional compensation, except that which was due and payable to him through the date of termination, in the event he is terminated by us for cause or he terminates his employment without good reason.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 5, 1998, our shareholders voted to approve an agreement and plan of merger with American Asset Advisers Realty Corp., whereby Mr. Taylor, the sole stockholder of American Asset Advisers Realty Corp., agreed to exchange 100% of the outstanding common stock of American Asset Advisers Realty Corp. for up to 900,000 shares of our common stock. As a result of the merger, we became a fully integrated, self-administered real estate investment trust. Effective June 5, 1998, we issued Mr. Taylor 213,260 shares of common stock and he has the right to receive up to an additional 686,740 shares of our common stock over a six year period, to the extent certain goals are achieved after the merger. Since June 5, 1998, Mr. Taylor has not earned any of the additional 686,740 shares of our common stock.


                              STOCKHOLDER PROPOSALS

         To be included in the proxy statement, any proposals of holders of common stock of the Company intended to be presented at the annual meeting of stockholders of the company to be held in 2001 must be received by the Company, addressed to the Mr. Charles C. Braun, secretary of the company, 8 Greenway Plaza, Suite 824, Houston, Texas, 77046, no later than March 2, 2001 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         Any holder of common stock of the company desiring to bring business before the 2001 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the company, addressed to Mr. Charles C. Braun, the secretary of the company, 8 Greenway Plaza, Suite 824, Houston, Texas, 77046, no later than May 16, 2001.



                                  ANNUAL REPORT

         We have provided without charge a copy of the annual report to stockholders for fiscal year 1999 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: H. Kerr Taylor, Chairman of the Board, Chief Executive Officer, President and Secretary at AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.